UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 7, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-32157	84-1318182
(Commission File Number)	(IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On April 7, 2006, ADVENTRX Pharmaceuticals, Inc. (the “Company”, “we” or “us”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, SD Pharmaceuticals, Inc., a Delaware corporation (“SDP”), Speed Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Paul Marangos and Andrew X. Chen, each as stockholders of SDP and Paul Marangos, as an individual acting as the stockholder representative. Pursuant to the Merger Agreement, we will acquire SDP through the merger of Merger Sub into SDP and SDP will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).
Under the Merger Agreement, in consideration of and subject to the closing of the Merger, we would issue an aggregate of 2,100,000 shares of our common stock (the “Merger Consideration Shares”) to the stockholders of SDP. The issuances of the Merger Consideration Shares would not be registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 4(2) of such Act. The Merger Agreement and the other transaction documents also contain customary representations, warranties and additional covenants by the parties.
The closing of the Merger is subject to a number of conditions which we currently expect to satisfy by April 28, 2006, including the listing of the Merger Consideration Shares with the American Stock Exchange. If the closing of the Merger has not occurred by April 28, 2006, for reasons other than a breach by SDP of its obligations under the Merger Agreement, we would be obligated to make a $100,000 cash payment to SDP.
Within 35 days following the Merger, we would be required to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the Merger Consideration Shares. If the Registration Statement has not become effective under the Securities Act by June 12, 2006, we would be obligated to make an aggregate cash payment of $100,000 to the stockholders of SDP on a pro rata basis.
Item 3.02 — Unregistered Sales of Equity Securities
Merger Consideration Shares
     See Item 1.01 above with respect to the issuance of Merger Consideration Shares.
Shares Issued Upon Exercise of Warrants
     From March 24, 2006 through April 10, 2006, we issued 461,998 shares of common stock to 7 of our warrant holders in connection with their exercise of outstanding warrants. We received gross proceeds of $737,821.05 upon exercise of these warrants. The issuances of shares of common stock upon exercise of these warrants were not registered under the Securities Act of 1933 in reliance upon Section 4(2) of such Act.
     Pursuant to the terms of an agreement we entered into with Burnham Hill Partners, a division of Pali Capital, Inc., in March 2004, we are obligated to pay a 4% cash commission on each cash exercise of warrants issued in a financing that we consummated in April 2004. In accordance with this obligation, we owe Burnham Hill Partners approximately $15,799 in connection with the exercises of warrants from March 24, 2006 through April 10, 2006. No other commission or other remuneration was paid or given directly or indirectly in connection with these warrant exercises.
Item 8.01 — Other Events
The press release issued by the Company on April 10, 2006 with respect to the matter described in Item 1.01 of this current report is included with this report as an exhibit.
Item 9.01 —Financial Statements and Exhibits
(99) (d) The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Senior Vice President Finance, Secretary and Treasurer

April 11, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company dated April 10, 2006